Exhibit 10.13

EIGHTH BUSINESS FINANCING MODIFICATION AGREEMENT AND WAIVER OF DEFAULTS

This Eighth Business Financing Modification Agreement and Waiver of Defaults (this “BFMA”) is entered into as of January 20, 2026, by and between Socket Mobile, Inc., a Delaware corporation (“Borrower”), and Western Alliance Bank, an Arizona corporation (“Lender”).

1.                DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, an Amended and Restated Business Financing Agreement, dated as of January 29, 2021, as amended by that certain First Business Financing Modification Agreement, dated as of February 9, 2022, that certain Second Business Financing Modification Agreement and Waiver of Defaults dated as of January 25, 2023, that certain Third Business Financing Modification Agreement, Waiver of Default, and Consent, dated as of May 26, 2023, that certain Fourth Business Financing Modification Agreement and Waiver of Default, dated as of April 8, 2024, that certain Fifth Business Financing Modification Agreement, dated as of October 30, 2024, that certain Sixth Business Financing Modification Agreement, dated as of January 28, 2025 and that certain Seventh Business Financing Modification Agreement, dated as of April 21, 2025 (as so amended, the “Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Agreement.

Hereinafter, all indebtedness owing by Borrower to Lender shall be referred to as the “Obligations” and the Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the “Existing Documents.”

2.                WAIVER OF DEFAULTS. Certain Defaults have occurred and are continuing as listed on Schedule 1 attached hereto (collectively, the “Existing Defaults”). Borrower has requested that Lender waive the Existing Defaults. In reliance upon the representations and warranties of Borrower set forth in this BFMA, and upon the terms and subject to the conditions set forth in this BFMA, Lender hereby waives the Existing Defaults. This waiver shall be effective only in this specific instance and for the specific purpose for which it is given, and this waiver shall not entitle Borrower to any other or further waiver in any similar or other circumstances. Lender's waiver shall not be deemed a course of conduct or course of dealing.

3.	DESCRIPTION OF CHANGE IN TERMS.

A.	Section 4.12 of the Agreement is hereby amended in its entirety as follows:

4.12       Maintain Borrower’s financial condition as follows using GAAP (except to the extent modified by the definitions herein):

(a)	Maintain at all times a minimum balance of $1,000,000, in cash, in a bank account maintained with Lender, measured as of the last day of each month.

(b)	Reserved.

B.                The following definitions set forth in Section 12.1 of the Agreement are hereby amended in their entirety as follows:

“Credit Card Limit” means the lesser of (a) the credit limit stated in the applicable credit card agreements for business credit cards issued by Lender for the account of Borrower, or (b) $200,000.

“Domestic Credit Limit” means $1,000,000, which is intended to be the maximum amount of Advances at any time outstanding with respect to Domestic Eligible Receivables.

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“Maturity Date” means, for Advances under the Domestic Line of Credit, July 31, 2026, or, such earlier date as Lender shall have declared the Obligations immediately due and payable pursuant to Section 7.2.

“Permitted Indebtedness” means:

(a)	Indebtedness under this Agreement or that is otherwise owed to the Lender.

(b)	Indebtedness existing on the date hereof and specifically disclosed on a schedule to this Agreement.

(c)	Purchase money indebtedness (including capital leases) incurred to acquire capital assets in ordinary course of business and not exceeding $25,000 in total principal amount at any time outstanding.

(d)	Other indebtedness in an aggregate amount not to exceed $25,000 at any time outstanding; provided that such indebtedness is junior in priority (if secured) to the Obligations and provided that the incurrence of such Indebtedness does not otherwise cause and Event of Default hereunder.

(e)	Indebtedness incurred in the refinancing of any indebtedness set forth in (a) through

(d) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon the Borrower.

(f)	Subordinated Debt in an aggregate amount not to exceed $6,500,000.

C.               The Form of Compliance Certificate attached as Exhibit A to the Agreement is hereby replaced with the Form of Compliance Certificate attached as Exhibit A to this BFMA.

4.                CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

5.                CONDITIONS TO EFFECTIVENESS. The effectiveness of this BFMA shall be subject to the satisfaction of the following conditions precedent:

A.                Execution of this BFMA. Lender shall have received a fully executed copy of this BFMA duly executed by Borrower.

B.                Representations and Warranties. After giving effect to this BFMA, the representations and warranties set forth in the Existing Documents shall be true and correct (and Borrower so certifies, by its signature below) as of the date hereof.

C.               No Default or Event of Default. After giving effect to this BFMA, no Default or Event of Default shall exist or be continuing as of the date hereof.

D.               Payment of Lender’s Legal Fees and Expenses. Borrower shall have reimbursed Lender for all sums due in payment of Lender’s legal fees and expenses in connection with the preparation, negotiation and execution of this BFMA.

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6.                NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Lender would not enter into this BFMA without Borrower’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising hereafter under this BFMA, each Borrower releases Lender, and each of Lender’s and entity’s officers, directors and employees from any known or unknown claims that Borrower now has against Lender of any nature, including any claims that Borrower, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby. Borrower waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The provisions, waivers and releases set forth in this section are binding upon Borrower and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this BFMA and the Agreement, and/or Lender’s actions to exercise any remedy available under the Agreement or otherwise.

7.                CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Lender is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this BFMA, the terms of the Existing Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Obligations pursuant to this BFMA in no way shall obligate Lender to make any future modifications to the Obligations. Nothing in this BFMA shall constitute a satisfaction of the Obligations. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this BFMA. The terms of this paragraph apply not only to this BFMA, but also to any subsequent Business Financing Modification Agreements.

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8.                NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

BORROWER:	LENDER:
SOCKET MOBILE, INC.	WESTERN ALLIANCE BANK, an Arizona corporation

By: _/s/ Lynn Zhao______________________	By: _/Signature/_________________________
Name: Lynn Zhao	Name:
Title: Chief Financial Officer	Title:

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SCHEDULE 1 TO

EIGHTH BUSINESS FINANCING MODIFICATION AGREEMENT AND WAIVER OF DEFAULTS EXISTING DEFAULTS

Section of Agreement	Required Performance	Actual Performance
Section 4.12(b) – Minimum Adjusted EBITDA	Borrower to achieve Adjusted EBITDA of at least the amounts set forth in the table below opposite the applicable fiscal quarter end*	Borrower failed to satisfy Adjusted EBITDA for the fiscal quarter ended September 30, 2025
Section 4.12(b) – Minimum Adjusted EBITDA	Borrower to achieve Adjusted EBITDA of at least the amounts set forth in the table below opposite the applicable fiscal quarter end*	Borrower will fail or has failed to satisfy Adjusted EBITDA for the fiscal quarter ended December 31, 2025

*

Fiscal Quarter Ending	Minimum Quarterly Adjusted EBITDA1
September 30, 2025	$0
December 31, 2025	$100,000

_____________________________

1 Numbers between “<>” are negative.

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EXHIBIT A TO

EIGHTH BUSINESS FINANCING MODIFICATION AGREEMENT AND WAIVER OF DEFAULTS REPLACEMENT FORM OF COMPLIANCE CERTIFICATE

(Attached)

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COMPLIANCE CERTIFICATE

TO: WESTERN ALLIANCE BANK, an Arizona corporation (the “Lender”) FROM: SOCKET MOBILE, INC., a Delaware corporation (the “Borrower”)

The undersigned authorized officer of Borrower hereby certifies that in accordance with the terms and conditions of the Business Financing Agreement between Borrower and Lender (the “Agreement”), (i) Borrower is in complete compliance for the period ending _____________ with all required covenants except as noted below and

(ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Audited annual financial statements	120 days after FYE	Yes	No

Monthly financial statements	30 days after month end	Yes	No

Copies of management letters to or from Borrower’s auditors	Promptly upon sending or receipt	Yes	No

Form 10-K Annual Report, Form 10-Q Quarterly Report and Form 8-K	concurrent with the date of filing with the Securities and Exchange Commission	Yes	No

Annual financial projections and budget	30 days of FYE	Yes	No

Compliance Certificate	30 days after month end	Yes	No

Domestic Borrowing Base Certificate	10 days after the last day of the month	Yes	No

A/R and A/P agings by invoice date, sales journal, and cash receipts journal	10 days after the last day of the month	Yes	No

Sell through reports	10 days after the last day of the month	Yes	No

CPA prepared business tax returns	Within 5 days of filing	Yes	No

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Financial Covenant	Required	Actual	Complies
Minimum Cash Balance held at Lender	Maintain a minimum balance of at least $______ in a bank account maintained with Lender, measured as of the last day of each month	$_____________	Yes	No
Deposits
Deposits held at Western Alliance Bank: $
Deposits held outside of Western Alliance Bank: $

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Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

Verified:

SIGNATURE	AUTHORIZED SIGNER

Date:

TITLE
	Compliance Status	Yes	No

DATE

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